UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): February 26, 2021

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA		95008
(Address of Principal Executive Offices)		(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Switchback Energy Acquisition Corporation

5949 Sherry Lane, Suite 1010

Dallas, TX 75225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Warrants, each whole warrant exercisable for Common Stock at an exercise price of $11.50 per share	CHPT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On February 26, 2021 (the “Closing Date”), ChargePoint Holdings, Inc., a Delaware corporation (formerly known as Switchback Energy Acquisition Corporation) (the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), dated September 23, 2020, by and among Switchback Energy Acquisition Corporation (“Switchback”), Lightning Merger Sub Inc., a subsidiary of Switchback (“Merger Sub”), and ChargePoint, Inc., a Delaware corporation (“ChargePoint”). At the Closing, Merger Sub merged with and into ChargePoint, with ChargePoint surviving the merger as a wholly owned subsidiary of the Company (the “Merger” and collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). As a result of the Business Combination, ChargePoint became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Business Combination Agreement, each stockholder of ChargePoint received 0.9966 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and the contingent right to receive certain Earnout Shares (as defined below), for each share of ChargePoint common stock, par value $0.0001 per share, owned by such ChargePoint stockholder that was outstanding immediately prior to the Closing (other than any shares of ChargePoint restricted stock). In addition, certain investors purchased an aggregate of 22,500,000 shares of Common Stock (such investors, the “PIPE Investors”) concurrently with the Closing for an aggregate purchase price of $225,000,000. Additionally, at the Closing, after giving effect to the forfeiture contemplated by the Founders Stock Letter (as defined below), each outstanding share of the Company’s Class B common stock, par value $0.0001 per share (“Founder Shares”), was converted into a share of Common Stock on a one-for-one basis and the Founder Shares ceased to exist.

Also at the Closing, NGP Switchback, LLC (the “Sponsor”) exercised its right to convert a portion of the working capital loans made by the Sponsor to the Company into an additional 1,000,000 private placement warrants at a price of $1.50 per warrant in satisfaction of $1,500,000 principal amount of such loans.

In addition, pursuant to the terms of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (1) warrants to purchase shares of capital stock of ChargePoint were converted into warrants to purchase an aggregate of 38,761,031 shares of Common Stock and the contingent right to receive certain Earnout Shares, (2) options to purchase shares of common stock of ChargePoint were converted into options to purchase an aggregate of 30,135,695 shares of Common Stock and, with respect to vested options, the contingent right to receive certain Earnout Shares and (3) unvested restricted shares of common stock of ChargePoint that were outstanding pursuant to the “early exercise” of ChargePoint options were converted into an aggregate of 345,689 restricted shares of the Company (the “Restricted Shares”).

During the time period between the Closing Date and the five-year anniversary of the Closing Date, eligible former equityholders of ChargePoint may receive up to 27,000,000 additional shares of Common Stock (the “Earnout Shares”) in the aggregate in three equal tranches if certain earnout conditions (as further described in the Business Combination Agreement) are fully satisfied.

In connection with the Closing, the Company changed its name from “Switchback Energy Acquisition Corporation” to “ChargePoint Holdings, Inc.” Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including ChargePoint and its subsidiaries, after the Closing, and “Switchback” refers to the registrant prior the Closing.

The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 24, 2020, and is incorporated herein by reference. A more detailed description of the Business Combination can be found in the section titled “The Business Combination” in the Company’s definitive proxy statement/prospectus/consent solicitation statement filed with the SEC on January 8, 2021 (the “Proxy Statement”) prepared in connection with the solicitation of the proxies from the Company’s stockholders to approve, among other things, the Business Combination.

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Amended and Restated Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement of the Company dated July 25, 2019 (the “IPO Registration Rights Agreement”) was amended and restated and the Company, certain persons and entities holding securities of the Company prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Common Stock or instruments exercisable for Common Stock in connection with the Merger (the “New Holders” and together with the Initial Holders, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement in the form attached as an exhibit to the Business Combination Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company agreed that, within fifteen (15) business days after the Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and the Company will use its commercially reasonable efforts to have the Resale Registration Statement become effective as soon as reasonably practicable after the filing thereof. The A&R Registration Rights Agreement provides the Registration Rights Holders with the right to demand up to four underwritten offerings and the Registration Rights Holders will be entitled to customary piggyback registration rights. The foregoing description of the A&R Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the A&R Registration Rights Agreement, a copy of which is attached as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Business Combination, certain stockholders of the Company entered into agreements (the “Lock-Up Agreements”) pursuant to which they agreed, subject to certain customary exceptions, not to effect any (a) direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, with respect to any shares of Common Stock held by them immediately after the Closing, including any shares of Common Stock issuable upon the exercise of options or warrants to purchase shares of Common Stock held by them immediately following the Closing or (b) publicly announce any intention to effect any transaction specified in clause (a), in each case, for six months after the Closing.

The foregoing description of the Lock-Up Agreements is a summary only and is qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is attached as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

The Company has entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Subject to certain exceptions, the Indemnification Agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of the Company’s directors or executive officers, to the fullest extent permitted by Delaware law, the Second A&R Charter and Second A&R Bylaws, copies of which are attached as Exhibit 3.1 and 3.2, respectively to this Current Report on Form 8-K and are incorporated herein by reference. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors or executive officers in connection with a legal proceeding involving his or her status as a director or executive officer, subject to certain exceptions.

The foregoing description of the Indemnification Agreements is a summary only and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. The material provisions of the Business Combination Agreement are described in the Proxy Statement in the section titled “The Business Combination” beginning on page 101, which is incorporated by reference herein.

On the Closing Date, the Company consummated the previously announced Merger pursuant to the Business Combination Agreement. Holders of 33,009 shares of Common Stock sold in Switchback’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Switchback’s initial public offering, calculated as of two business days prior to the Closing, or approximately $10.09 per share and $333,060.81 in the aggregate.

In September 2020, Switchback entered into subscription agreements (collectively, the “Subscription Agreements”) pursuant to which certain investors agreed to purchase an aggregate of 22,500,000 shares of Common Stock for a purchase price of $10.00 per share and $225,000,000 in the aggregate (the “PIPE Investment”). At the Closing, the Company consummated the PIPE Investment and the PIPE Investors received an aggregate of 22,500,000 shares of Common Stock at a purchase price of $10.00 per share pursuant to the terms of the Subscription Agreements.

In addition, pursuant to a letter agreement (the “Founders Stock Letter”) entered into by the holders of the Founder Shares (the “initial stockholders”) and the Company in connection with the execution of the Business Combination Agreement, immediately prior to the Closing, the initial stockholders (i) surrendered to the Company, for no consideration and as a capital contribution to the Company, 984,706 Founder Shares held by them (on a pro rata basis), whereupon such shares were immediately canceled, and (ii) subjected 900,000 Founder Shares (including Common Stock issued in exchange therefor in the Merger) held by them to potential forfeiture in accordance with the terms of the Founders Stock Letter. Upon the Closing, all outstanding Founder Shares converted into Common Stock on a one-for-one basis and the Founder Shares ceased to exist.

As consideration for the Merger, an aggregate of 217,021,368 shares of Common Stock (including 345,689 Restricted Shares) were issued to ChargePoint’s stockholders and up to an aggregate of 27,000,000 additional shares of Common Stock may be issued to former equityholders of ChargePoint if certain conditions (as described in the Business Combination Agreement) are fully satisfied.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

•	277,768,357 shares of Common Stock, including 345,689 Restricted Shares;

•	30,135,695 stock options, each exercisable for one share of Common Stock at a weighted average price of $0.71 per share;

•	10,470,562 public warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (the “Public Warrants”);

•	6,521,568 private placement warrants, each exercisable for one share of Common Stock at a price of $11.50 per share;

•	38,761,031 assumed warrants, each exercisable for one share of Common Stock at the weighted average price of $6.83 per share.

As of the Closing Date, the Sponsor owned an aggregate of 6,763,280 shares of Common Stock and 6,521,568 private placement warrants.

The Company’s Common Stock and Public Warrants have commenced trading on the New York Stock Exchange (“NYSE”) under the symbols “CHPT” and “CHPT WS” on March 1, 2021, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination. The Company’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from the NYSE.

The description of the Founders Stock Letter in this Item 2.01 is a summary only and is qualified in its entirety by reference to the Founders Stock Letter, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in ChargePoint. Accordingly, pursuant to Item 2.01(f) of Form 8-K, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act in this Current Report on Form 8-K and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, except as otherwise required by applicable law, the Company specifically disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of the Company.

In addition, the Company cautions you that the forward-looking statements regarding the Company, which are included in this Current Report on Form 8-K, are subject to the following factors:

•	the risk that the recently consummated Business Combination disrupts the Company’s current plans and operations;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	the Company’s ability to expand its business in Europe;

•	the Company’s success in retaining or recruiting, or changes in, its officers, key employees or directors following the business combination;

•	the electric vehicle market may not continue to grow as expected;

•	the Company may not attract a sufficient number of fleet owners as customers;

•	incentives from governments or utilities may be reduced, which could reduce demand for electric vehicles (“EVs”);

•	the impact of competing technologies that could reduce the demand for EVs;

•	technological changes;

•	data security breaches or other network outages;

•	the Company’s ability to remediate its material weaknesses in internal control over financial reporting;

•	the impact of COVID-19; and

•	other risks and uncertainties set forth in the Proxy Statement in the section titled “Risk Factors” beginning on page 39 of the Proxy Statement, which are incorporated herein by reference.

Business and Properties

The business and properties of ChargePoint prior to the Business Combination are described in the Proxy Statement in the section titled “Information About ChargePoint” beginning on page 189, which is incorporated herein by reference. The business and properties of Switchback are described in the sections titled “Part I, Item 1. Business” and “Part I, Item 2. Properties” in Switchback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 10, 2021 (the “Form 10-K”), which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 39, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein. The Company has applied the amendment to Regulation S-K Item 301 which became effective on February 10, 2021.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of ChargePoint prior to the Business Combination is included in the Proxy Statement in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ChargePoint” beginning on page 168, which is incorporated herein by reference. Management’s discussion and analysis of the financial condition and results of operation of the Company prior to the Business Combination is included in the Form 10-K in the section titled “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Executive Compensation

Switchback

None of Switchback’s officers or directors has received any cash compensation for services rendered to Switchback. Commencing on the date that Switchback’s securities were first listed on the NYSE through the Closing, Switchback paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. In addition, the Sponsor, Switchback’s executive officers and directors, and any of their respective affiliates, have been reimbursed for out-of-pocket expenses incurred in connection with activities on Switchback’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, has been paid by Switchback to the Sponsor, Switchback’s officers and directors, or any of their respective affiliates, prior to the Closing.

ChargePoint

Fiscal Year 2021 Summary Compensation Table

The following table shows information regarding the compensation of ChargePoint’s named executive officers for services performed during the fiscal years ended January 31, 2021 and January 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)		Total ($)
Pasquale Romano, Chief Executive Officer	2021	454,167	—	—	(2)	—		454,167
	2020	500,000	112,500	1,125,000		262,500		2,000,000
Christopher Burghardt, (3), (4) Managing Director, Europe	2021	402,500	—	—		—		402,500
Michael Hughes, (4) Chief Revenue Officer	2021	272,500	—	—		294,000	(5)	566,500

(1)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to ChargePoint’s audited consolidated financial statements, which are included in the Proxy Statement beginning on page F-62, which is incorporated herein by reference for a discussion of the assumptions made by ChargePoint in determining the grant date fair value of its equity awards. In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the performance condition.

(2)

Mr. Romano was granted an option to purchase 1,500,000 shares of ChargePoint’s common stock on June 2, 2020. As originally granted, the option would have vested if ChargePoint achieved positive operating income for the fiscal year ending January 31, 2024. At the time the option was granted it was not probable that the performance condition would be achieved, and therefore no amount is included in the “Option Awards” column for fiscal year 2021. The grant date fair value of the option granted to Mr. Romano, assuming maximum achievement of the performance condition, was $783,991.

(3)	Mr. Burghardt’s salary is paid in Euros and has been converted to U.S. dollars using the average exchange rate during the fiscal year of 1.15.
(4)

Messrs. Burghardt and Hughes were employed by us, but were not named executive officers, in the fiscal year ended January 31, 2020. Accordingly compensation information is only provided for the fiscal year ending January 31, 2021.

(5)	Reflects sales commissions.

Narrative Disclosure to Summary Compensation Table

The compensation of ChargePoint’s named executive officers generally consists of base salary, annual incentive compensation and equity compensation. In making executive compensation decisions, the ChargePoint Board and ChargePoint’s compensation committee consider such factors as they deem appropriate in their exercise of discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity held by the officer, amounts paid to ChargePoint’s other executive officers and competitive market conditions.

The salaries and target bonus opportunities of ChargePoint’s named executive officers are typically reviewed annually and adjusted when the ChargePoint Board or compensation committee determines it is appropriate. For the fiscal year ended January 31, 2021, Mr. Romano’s base salary was $500,000 per year, Mr. Burghardt’s base salary was €350,000 per year and Mr. Hughes’ base salary was $300,000 per year. However, as part of a COVID-related expense reduction program, the base salaries of ChargePoint’s U.S. employees (including Messrs. Romano and Hughes) were reduced by 20% from April 16, 2020 to September 30, 2020.

As part of the same COVID-19-related expense reduction program, ChargePoint did not adopt a formal executive bonus program for the fiscal year ended January 31, 2021. Any bonuses for the fiscal year ended January 31, 2021 will be at the discretion of the Company’s board of directors and compensation committee and will be disclosed on a Current Report on Form 8-K if and when awarded. Mr. Hughes was eligible to earn sales commissions based on the Company’s billings. For the fiscal year ended January 31, 2021, his target commission opportunity was 70% of his base salary. The commissions earned by Mr. Hughes are included in the “Non-Equity Incentive Plan” column of the Fiscal Year 2021 Summary Compensation Table above.

Effective as of the closing of the Business Combination, the ChargePoint Board approved the following changes in the base salaries and target bonuses of ChargePoint’s named executive officers: Mr. Romano’s target bonus was increased to 100% of base salary and his base salary remains unchanged, Mr. Burghardt’s target bonus was increased to 40% of his base salary and his base salary remains unchanged and Mr. Hughes’ base salary was increased to $350,000 per year and his target bonus remains unchanged.

Historically, the equity compensation granted to ChargePoint’s named executive officers has consisted of stock options. For a description of the stock options granted to ChargePoint’s named executive officers in fiscal year 2021, please see the “Outstanding Equity Award at Fiscal Year 2021 Year-End” table below.

During the fiscal year ended January 31, 2021, Mr. Romano was granted an option to purchase 1,500,000 shares of ChargePoint’s common stock. As originally granted, the option was eligible to vest if ChargePoint achieved positive operating income for the fiscal year ending January 31, 2024. Effective upon consummation of the Business Combination, in order to provide an additional retention incentive as ChargePoint transitions to becoming a publicly traded company, this option was amended so that it will fully vest in a single installment on January 31, 2024 subject to Mr. Romano’s service through the vesting date. The incremental fair value associated with the modification of Mr. Romano’s option will appear in our Fiscal Year 2022 Summary Compensation Table.

The Company intends to grant 100,000 restricted stock units (“RSUs”) to Mr. Burghardt and 150,000 RSUs to Mr. Hughes. These RSU awards will vest in quarterly installments over four years of service subject to the officer’s continuous service through each vesting date.

ChargePoint’s named executive officers were eligible to participate in ChargePoint’s health and welfare plans to the same extent as other full-time employees generally. ChargePoint generally did not provide ChargePoint’s named executive officers with perquisites or other personal benefits. However, ChargePoint did reimburse ChargePoint’s named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services.

Employment Arrangements with ChargePoint’s Named Executive Officers

ChargePoint has entered into offer letters or employment agreements with each of its named executive officers setting forth the initial terms of the officer’s employment. Offer letters with our U.S. named executive officers provide that the officer’s employment will be “at will” and may be terminated at any time. The employment agreement with Mr. Burghardt, who is a resident of Europe, includes statutory notice provisions required under European law. The severance benefits that ChargePoint’s named executive officers are entitled to are described in “Severance and Change in Control Benefits” below.

Severance and Change in Control Benefits

Messrs. Romano and Hughes are entitled to severance payments in the event the named executive officer’s employment is terminated by ChargePoint without Cause (as defined below) or if the officer resigns for Good Reason (as defined below) (either of which, a “Qualifying Termination”). In the case of a Qualifying Termination, the named executive officer is eligible to receive a lump sum payment equal to six months’ worth of his then-current base salary and a lump sum payment equal to six months of premiums under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Action of 1985 (in the case of Mr. Romano) or benefits premiums (in the case of Mr. Hughes). As a condition to the receipt of severance benefits, the officer must execute a release of claims, resign from all positions with ChargePoint and return all company property.

The stock options granted by ChargePoint to Messrs. Romano and Hughes include a double trigger vesting provision whereby 50% of the unvested options (100% in the case of the option granted to Mr. Romano in June 2020) subject to such grant will vest if the named executive officer undergoes a Qualifying Termination within 12 months after a “Corporate Transaction” (as defined below). In addition, Mr. Romano’s June 2020 option will accelerate with respect to 6/48th of the total option shares if Mr. Romano is subject to a Qualifying Termination at any time. In order to receive these acceleration benefits, the named executive officer is required to execute a release of claims.

“Cause” means (a) the named executive officer is convicted of a felony (including a plea of nolo contendere) which is to ChargePoint’s material economic detriment, or (b) the named executive officer’s intentional misconduct in the performance of his duties for ChargePoint that is materially detrimental to ChargePoint after written notice thereof and failure to cure within 30 days of such notice.

“Corporate Transaction” means any of the following transactions whether accomplished through one or a series of related transactions: (a) a merger or acquisition in which ChargePoint is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which ChargePoint is incorporated, (b) the sale, transfer or other disposition of all or substantially all of the assets of ChargePoint whether through a single transaction or a series of transactions, (c) any reverse merger in which ChargePoint is the surviving entity but in which 50% or more of ChargePoint’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger or (d) a transaction or series of related transactions in which any “person” or “group” (as defined in the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing more than 50% of the voting power of ChargePoint then outstanding.

“Good Reason” means (a) a material diminution in the named executive officer’s duties and responsibilities (other than a change of title), (b) the named executive officer’s office is relocated more than 50 miles from its current location, or (c) there is a material reduction in the named executive officer’s salary or benefits. In order to resign for Good Reason, the named executive officer must provide written notice to ChargePoint of the existence of one or more of the above conditions within 90 days of its initial existence and ChargePoint must be provided with 30 days to cure the condition. If the condition is not cured within such 30 day period, the named executive officer must terminate employment within 30 days of the end of such cure period.

The Business Combination is not expected to be considered a Corporate Transaction for purposes of these acceleration provisions.

Pursuant to his employment agreement, Mr. Burghardt is entitled to a lump sum severance payment equal to six months of his base salary if his employment is terminated by ChargePoint other than as a result of Mr. Burghardt’s death, conviction of a felony or certain other statutory grounds. In addition, if Mr. Burghardt’s employment is terminated by ChargePoint other than as a result of his death, conviction of a felony or certain statutory grounds and such termination occurs within 12 months after certain transactions that result in a change in control of ChargePoint, 50% of the unvested options granted to Mr. Burghardt by ChargePoint will vest subject to Mr. Burghardt’s execution of a release of claims.

Outstanding Equity Awards at Fiscal Year 2021 Year-End

The following table provides information regarding outstanding equity awards held by ChargePoint’s named executive officers as of January 31, 2021.

The number of shares subject to each option set forth below and the applicable exercise price are as of January 31, 2021, but have been adjusted to reflect adjustments made on the Closing Date when ChargePoint options were converted into options to purchase the Company’s Common Stock.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to ChargePoint’s named executive officers’ equity awards, see “— Severance and Change in Control Benefits” above.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Pasquale Romano	3/1/2011	—	16,623	—	$60.21	2/28/2021
	6/11/2012	—	815,802	—	$0.27	6/10/2022
	11/6/2014	—	1,364,712	—	$0.27	11/5/2024
	1/26/2018	11/1/2017	2,130,232	560,587	$0.84	1/25/2028
	10/23/2019	2/1/2020	342,581	1,152,318	$0.76	10/22/2029
	6/2/2020	2/1/2020	—	1,494,900	$0.76	6/1/2030
Christopher Burghardt	12/27/2017	11/6/2017	89,611	158,124	$0.84	12/26/2027
Michael Hughes	8/27/2018	08/16/2018	861,469	629,705	$0.56	8/26/2028
(1)

Option vests in 48 equal monthly installments beginning with the vesting commencement date set forth above, subject to the named executive officer’s continued employment through the applicable vesting date.

(2)

As of January 31, 2021, the option was subject to a performance condition which had not yet been achieved. Effective as of closing of the Business Combination, option vests in a single installment on January 31, 2024 subject to the named executive officer’s continuous service through the applicable vesting date.

(3)

Represents the unexercised portion of an option to purchase a total of 758,990 shares. 25% of the option vests on the one-year anniversary of the vesting commencement date set forth above and 1/48th of the option vests per month thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.

(4)

Represents the unexercised portion of an option to purchase a total of 1,590,834 shares. 25% of the option vests on the one-year anniversary of the vesting commencement date set forth above and 1/48th of the option vests per month thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.

401(k) Plan

ChargePoint maintains a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(a) of the Internal Revenue Service Code, so that contributions to the 401(k) plan by employees or by ChargePoint, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by ChargePoint, if any, will be deductible by ChargePoint when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. ChargePoint currently does not make matching contributions under its 401(k) plan.

Equity Plans

2017 Stock Plan

General. The ChargePoint Board adopted ChargePoint’s 2017 Stock Plan on December 21, 2017, and it was approved by ChargePoint’s stockholders on December 21, 2017. No further awards will be made under ChargePoint’s 2017 Stock Plan; however, awards outstanding under ChargePoint’s 2017 Stock Plan will continue to be governed by their existing terms.

Share Reserve. As of October 31, 2020, ChargePoint has reserved 37,454,289 shares of ChargePoint Common Stock for issuance under ChargePoint’s 2017 Stock Plan plus up to 11,775,302 shares of ChargePoint Common Stock that recycle from ChargePoint’s 2007 Stock Incentive Plan, all of which may be issued as incentive stock options. As of October 31, 2020, options to purchase 28,943,338 shares of Common Stock, at exercise prices ranging from $0.55 to $0.83 per share, or a weighted-average exercise price of $0.7256 per share were outstanding under ChargePoint’s 2017 Stock Plan, and 4,303,737 shares of Common Stock remained available for future issuance. Shares subject to awards granted under ChargePoint’s 2017 Stock Plan that expire or are cancelled or lapse unexercised, shares forfeited to or reacquired by us, and shares withheld in payment of the purchase price or exercise price of an award or in satisfaction of withholding taxes will again become available for issuance under the 2021 Plan.

2007 Stock Incentive Plan

The ChargePoint Board adopted ChargePoint’s 2007 Stock Incentive Plan on September 13, 2007, and it was approved by ChargePoint’s stockholders on November 15, 2007. ChargePoint ceased making awards under the 2007 Stock Incentive Plan after the 2017 Stock Plan was adopted and, as of October 31, 2020, there were options to purchase 8,732,625 shares of Common Stock, at exercise prices ranging from $0.26 to $65.00 per share, or a weighted-average exercise price of $0.4619 per share outstanding under ChargePoint’s 2007 Stock Incentive Plan.

2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan

Following closing of the Business Combination, the post-combination company will have the 2021 Plan and the ESPP described in Proposal No. 8 and Proposal No. 9 of the Proxy Statement.

Fiscal Year 2021 Director Compensation

In fiscal year 2021, ChargePoint paid certain of its directors an annual retainer in connection with their service on the ChargePoint Board. ChargePoint also had a policy of reimbursing all of its non-employee directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings. From time to time, ChargePoint has granted stock options to certain of its non-employee directors, typically in connection with a non-employee director’s initial appointment to the ChargePoint Board.

The following table sets forth information regarding the compensation of ChargePoint’s non-employee directors during the fiscal year ended January 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Bruce Chizen	40,000	2,485,949	(2)	2,525,949
Roxanne Bowman	40,000	—	(3)	40,000
Axel Harries	—	—		—
Jeffrey Harris	—	—		—
Mark Leschly	—	—		—
Michael Linse	—	—		—
Richard Lowenthal	—	—	(4)	—
Neil S. Suslak	—	—		—
G. Richard Wagoner Jr.	40,000	—	(5)	40,000

(1)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to ChargePoint’s audited consolidated financial statements, which are included in the Proxy Statement beginning on page F-95, which is incorporated herein by reference, for a discussion of the assumptions made by ChargePoint in determining the grant date fair value of its equity awards.

(2)	As of January 31, 2021, Mr. Chizen held options to purchase 398,640 shares of ChargePoint Common Stock in the aggregate.
(3)	As of January 31, 2021, Ms. Bowman held options to purchase 348,810 shares of ChargePoint Common Stock in the aggregate.
(4)	As of January 31, 2021, Mr. Lowenthal held options to purchase 235,963 shares of ChargePoint Common Stock in the aggregate.
(5)	As of January 31, 2021, Mr. Wagoner held options to purchase 379,717 shares of ChargePoint Common Stock in the aggregate.

The Company implemented a compensation program for its non-employee directors. Pursuant to this program, non-employee directors will receive the following cash compensation, paid quarterly in arrears:

Position	Annual Retainer
Board service	$40,000
plus (as applicable):
Board Chair	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating/Governance Committee Chair	$8,000

The Company will reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

In addition, non-employee directors will receive grants of equity awards under the 2021 Plan. Upon joining the Company’s board of directors, a new non-employee director will receive RSUs with an approximate grant date value of $350,000. This new director equity award will vest in three annual installments on each anniversary of the date of grant subject to the director’s continued service on the board through each such anniversary. In connection with each annual meeting of stockholders, each non-employee director who will continue to serve on the Company’s Board (other than a director who joined the board within three months prior to the annual meeting) will receive RSUs with an approximate grant date value of $185,000 ($92,500 in the case of a non-employee director who joined the board at least three, but less than six, months prior to the date of the annual meeting). These annual equity awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders subject to the director’s continued service on the board through such date. Both new director equity awards and annual equity awards will vest in full in the event of a change in control while the non-employee director remains in service.

Non-employee directors who served on the ChargePoint board of directors prior to the Business Combination are not eligible for new director equity awards in connection with joining the Company’s board of directors. Instead, following the closing of the Business Combination, certain of ChargePoint’s directors, Messrs. Harries, Harris, Leschly, Linse, Suslak and Wagoner will receive one-time equity awards consisting of 18,500 restricted stock units that will vest in full on the earlier of the one-year anniversary of closing of the Business Combination or a change in control subject to the director’s continued service on the board through such date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock immediately following the Closing, by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 277,768,357 shares of Common Stock issued and outstanding as of immediately following the Closing.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities affiliated with Linse Capital, LLC(1)	79,465,105	27.5%
Q-GRG VII (CP) Investment Partners, LLC(2)	34,198,906	11.8%
Rho Ventures VI, L.P.(3)	23,503,621	8.4%
Entities affiliated with Braemar Energy Ventures III, LP(4)	20,002,109	7.2%
CPP Investment Board (USRE) Inc. (5)	18,347,301	6.5%
Named Executive Officers and Directors:
Pasquale Romano(6)	6,777,513	2.4%
Christopher Burghardt(7)	573,559	*
Michael Hughes(8)	1,060,555	*
Roxanne Bowman(9)	138,069	*
Bruce Chizen(10)	909,349	*
Axel Harries	—	*
Jeffrey Harris	—	*
Mark Leschly(11)	382,996	*
Michael Linse(12)	79,465,105	27.5%
Neil S. Suslak(13)	20,002,109	7.2%
G. Richard Wagoner, Jr. (14)	451,584	*
All directors and executive officers as a group (18 individuals) (15)	112,888,726	37.5%

*	Less than One percent
(1)

Includes (a) 28,026,451 shares held directly by Linse Capital CP LLC (“Linse I”), (b) 8,115,159 shares held directly by Linse Capital CP II LLC (“Linse II”), (c) 9,130,762 shares held directly by Linse Capital CP III, LLC (“Linse III”), (d) 6,319,434 shares held directly by Linse Capital CP IV, LLC (“Linse IV”), (e) 6,498,802 shares and 2,166,266 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by Linse Capital CP V, LLC (“Linse V”) and (f) 9,818,807 shares and 9,389,424 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by Linse Capital CP VI, LLC (“Linse VI” and collectively, the “Linse Funds”). Linse Capital CP VI GP LP (“Linse GP VI”) is the manager of Linse VI, and Linse Capital Management PR LLC (“LCMPR”) is the general partner of Linse GP VI. Mr. Linse is the managing director of Linse Capital LLC, which is the manager of LCMPR and the managing member of Linse I, Linse II, Linse III, Linse IV and Linse V. Mr. Linse has sole voting and investment power over the shares held by each of the Linse Funds. The principal address of Linse I, Linse II, Linse III, Linse IV and Linse V is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901. The principal address of Linse VI is 985 Damonte Ranch Parkway, Suite 240, Reno, NV 89521.

(2)

Includes 23,074,833 shares and 11,124,073 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by Q-GRG VII (CP) Investment Partners, LLC (“Q-GRG”). QEM VII, LLC (“QEM VII”) is the managing member of Q-GRG. Therefore, QEM VII may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. QEM VII disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM VII to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-GRG has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. and Dheeraj Verma. Therefore, Messrs. VanLoh, Jr. and Verma may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. Messrs. VanLoh, Jr. and Verma disclaim beneficial ownership of such securities in excess of their pecuniary interests in the securities. The principal address of Q-GRG is 800 Capitol Street, Suite 3600, Houston, TX 77002.

(3)

Includes 22,992,817 shares and 510,804 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by Rho Ventures VI, L.P. (“RV VI”). RMV VI, L.L.C. (“RMV VI”) is the General Partner of RV VI, and Rho Capital Partners LLC (“RCP LLC”) is the Managing Member of RMV VI, and as such each of RCP LLC and RMV VI has the power to direct the voting and disposition of the shares owned by RV VI and may be deemed to have indirect beneficial ownership of the shares held by RV VI. As managing members of RCP LLC, Joshua Ruch and Habib Kairouz possess the power to direct the voting and disposition of the shares owned by RV VI and may be deemed to have indirect beneficial ownership of the shares held by RV VI. The principal address of each of RV VI is 152 West 57th St., 23rd Floor, New York, NY 10019.

(4)

Includes (a) 319,495 shares held directly by Braemar CP Investments 2019 LLC, (b) 2,459,007 shares held directly by Braemar CP Investments II 2020, LLC, (c) 10,546,048 shares and 29,273 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by Braemar Energy Ventures III, L.P., (d) 2,749,839 shares and 92,989 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by ChargePoint Investments

LLC, (e) 806,246 shares held directly by ChargePoint Investments II, LLC and (f) 1,533,161 shares and 1,466,051 subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by Braemar ChargePoint Investments III, LLC (collectively, the “Braemar Funds”). Mr. Suslak is the Managing Partner of Braemar Energy Ventures, which is the General Partner of each of the Braemar Funds. Mr. Suslak shares voting and investment power over the shares held by each of the Braemar Funds with William D. Lese and Donald F. Tappan, III. Each of Messrs. Suslak, Lese and Tappan disclaim beneficial ownership of the securities held by the Braemar Funds. The principal address of each of the funds is c/o Braemar Energy Ventures, 350 Madison Avenue, 23rd Floor, New York, NY 10017.
(5)

Canada Pension Plan Investment Board (“CPPIB”), through its wholly-owned subsidiary CPP Investment Board (USRE) Inc. (“USRE”), beneficially owns (a) 12,902,361 shares and (b) 5,444,940 shares subject to a warrant exercisable within 60 days of February 26, 2021. CPPIB is managed by a board of directors and because the board of directors acts by consensus/majority approval, none of the members of the CPPIB board of directors has sole voting or dispositive power with respect to the securities of ChargePoint held by USRE. The principal address of USRE is c/o Canada Pension Plan Investment Board, One Queen St., E Suite 2600, Toronto, ON M5C 2W5, Canada.

(6)	Includes 4,914,936 shares subject to options exercisable within 60 days of February 26, 2021 held directly by Mr. Romano.
(7)	Includes (a) 436,511 shares and (b) 137,048 shares subject to options exercisable within 60 days of February 26, 2021, all of which is held directly by Mr. Burghardt.
(8)	Includes (a) 99,660 shares and (b) 960,896 shares subject to options exercisable within 60 days of February 26, 2021, all of which is held directly by Mr. Hughes.
(9)	Includes 138,070 shares subject to options exercisable within 60 days of February 26, 2021 held by Ms. Bowman.
(10)

Includes (a) 91,354 shares subject to options exercisable within 60 days of February 26, 2021 held directly by Mr. Chizen, (b) 690,155 shares and 87,821 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by the Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009 (the “Chizen Trust”) and (c) 40,019 shares held directly by the Gail Chizen 2009 Irrevocable Trust (the “Gail Chizen Trust”). Mr. Chizen is the co-trustee of each the Chizen Trust and the Gail Chizen Trust and has shared voting and investment power over the shares held by each of the Chizen Trust and the Gail Chizen Trust.

(11)

Includes 382,996 shares held directly by Iconica LLC. As the managing member of Iconica LLC, Mr. Leschly possesses sole power to direct the voting and disposition of the shares owned by Iconica LLC. The principal address of Iconica LLC is c/o Iconica Partners, 525 University Avenue, Suite 1350, Palo Alto, CA 94301.

(12)	See footnote 1.
(13)	See footnote 4.
(14)

Includes (a) 379,718 shares subject to options exercisable within 60 days of February 26, 2021 held by Mr. Wagoner and (b) 36,738 shares and 35,129 shares subject to a warrant exercisable within 60 days of February 26, 2021, all of which is held directly by the G. Richard Wagoner, Jr. Trust dated July 13, 1989, as amended and restated October 19, 2018 (the “Wagoner Trust”). Mr. Wagoner is the trustee of the Wagoner Trust and has sole voting and investment power over the shares held by the Wagoner Trust.

(15)	Includes (a) 9,918,805 shares subject to options exercisable within 60 days of February 26, 2021, (b) 13,416,248 shares subject to warrants exercisable within 60 days of February 26, 2021.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement in the section titled “Management After the Business Combination” beginning on page 223 of the Proxy Statement, which is incorporated herein by reference.

The Company has added the below additional executive officer, Rebecca Chavez, subsequent to the date of the Proxy Statement.

Name	Age	Position(s)
Rebecca Chavez	43	General Counsel and Secretary

Rebecca Chavez. Ms. Chavez has served as ChargePoint’s General Counsel and Secretary since February 2021. Prior to ChargePoint, Ms. Chavez served in various legal leadership roles at Palo Alto Networks, Inc., a global cybersecurity company, including serving as the Vice President, Deputy General Counsel, Corporate, Securities and M&A, from November 2018 to February 2021, Associate General Counsel and Senior Director, Corporate and Securities, from November 2016 to November 2018 and Director, Corporate and Securities, from August 2015 to November 2016. Prior to joining Palo Alto Networks, Inc., she served as Associate General Counsel, Finance & Governance at Levi Strauss & Co., an American clothing company, from April 2013 to July 2015. Ms. Chavez began her legal career working at Morrison & Foerster LLP followed by Sidley Austin LLP. Ms. Chavez holds a B.A. in Latin American Studies and M.A. in Education from Stanford University and a J.D. from the University of California, Davis School of Law.

Directors

Effective as of immediately prior to the Effective Time, in connection with the Business Combination, the size of the Board of Directors (the “Board”) was increased from eight members to nine members. Effective as of immediately after the Effective Time, Pasquale Romano, Roxanne Bowman, Bruce Chizen, Neil Suslak, Michael Linse, Mark Leschly, G. Richard Wagoner, Jr., Axel Harries and Jeffrey Harris were appointed to serve as directors of the Company. Ms. Bowman and Messrs. Harries and Suslak were appointed to serve as Class I directors, each with a term expiring at the Company’s annual meeting of stockholders in 2021; Messrs. Harris, Leschly and Wagoner were appointed to serve as Class II directors, each with a term expiring at the Company’s annual meeting of stockholders in 2022; and Messrs. Chizen, Linse and Romano were appointed to serve as Class  III directors, each with a term expiring at the Company’s annual meeting of stockholders in 2023. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management After the Business Combination” beginning on page 223 of the Proxy Statement, which is incorporated herein by reference.

Independence of Directors

The Company’s Board has determined that each member of the Board, other than Pasquale Romano, is independent within the meaning of Section 303.A.02 of the NYSE Listing Manual and applicable SEC rules.

Committees of the Board of Directors

Effective as of the Effective Time, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation and organizational development committee (the “Compensation and Organizational Development Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective as of the Effective Time, the Board appointed Messrs. Harris, Suslak and Wagoner to serve on the Audit Committee, with Mr. Harris as chairperson. The Board appointed Messrs. Chizen, Leschly and Linse to serve on the Compensation and Organizational Development Committee, with Mr. Linse as chairperson. Ms. Bowman and Messrs. Chizen and Leschly were appointed to serve on the Nominating and Corporate Governance Committee, with Mr. Leschly as chairperson.

Executive Officers

The Company’s directors and executive officers are described in the Proxy in the section titled “Management After the Business Combination” beginning on page 223 of the Proxy Statement, which is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related party transactions are described in the Proxy Statement in the section titled “Certain Relationships and Related Person Transactions” beginning on page 249 of the Proxy Statement, which is incorporated herein by reference.

The independence of directors and identification of any non-independent directors that are on any of the Company’s Audit Committee, Compensation and Organizational Development Committee and Nominating and Corporate Governance Committee are described in the section above titled “Directors and Executive Officers” of this Current Report on Form 8-K, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the section titled “The Business Combination—Litigation Relating to the Business Combination” on page 150 of the Proxy Statement, which is incorporated herein by reference. Although the Company believed no supplemental disclosures were required under applicable law to address the claims made in the complaints, in order to alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its stockholders, the Company determined to voluntarily supplement the definitive proxy statement/prospectus/consent solicitation statement on a Current Report on Form 8-K, which the Company filed on February 4, 2021. Each of the stockholders bringing a complaint voluntarily dismissed their complaint upon the Closing of the Business Combination.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Dividends

The Company’s units, Common Stock and warrants were historically quoted on NYSE under the symbols “SBE.U,” “SBE” and “SBE WS,” respectively. On March 1, 2021, the Company’s Common Stock and warrants began trading on the NYSE under the new trading symbols of “CHPT” and “CHPT WS”, respectively. The Company’s publicly-traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from the NYSE.

Prior to the Closing, there was no established public trading market for ChargePoint’s common stock.

Holders of Record

As of the Closing Date and following the completion of the Business Combination and the redemption of public shares described above, the Company had 277,768,357 shares of Common Stock issued and outstanding held of record by 361 holders, 55,573,161 warrants outstanding held of record by 27 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement in the section titled “Securities Authorized for Issuance under Equity Compensation Plans” beginning on page 161 thereof, which is incorporated herein by reference. As described below under Item  5.02 of this Current Report on Form 8-K, the Company’s 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan and Incentive Bonus Plan and the material terms thereunder were approved by the Switchback’s stockholders at the special meeting.

Dividends

The Company has not paid any cash dividends on the Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends is limited by covenants of its existing outstanding indebtedness. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Certain Indebtedness

Information about certain indebtedness of the Company is set forth in the Proxy Statement in the section titled “ChargePoint, Inc. Notes to Condensed Consolidated Financial Statements” beginning on page F-42 of the Proxy Statement, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities

A description of the Company’s securities is in the Proxy Statement in the section titled “Description of Securities,” beginning on page 229 which is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement.

A description of the indemnification obligations of the Company are included in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions – Indemnification Agreements,” beginning on page 252 which is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in the Introductory Note and Item 2.01 of this Current Report on Form 8-K with respect to the issuance of Common Stock to the PIPE Investors and to the Sponsor’s conversion of a portion of its working capital loans to the Company into an additional 1,000,000 private placement warrants is incorporated herein by reference. The 22,500,000 shares of Common Stock issued to the PIPE Investors and the 1,000,000 private placement warrants issued to the Sponsor were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference.

As disclosed in Item 2.01, the Company’s Common Stock and Warrants commenced trading on the NYSE under the symbols “CHPT” and “CHPT WS” on March 1, 2021.

Item 4.01	Changes in Registrant’s Certifying Accountant

On February 26, 2021 the Audit Committee of the Board dismissed WithumSmith+Brown, PC (“Withum”), Switchback’s independent registered public accounting firm prior to the Business Combination.

Withum’s report on the Company’s financial statements as of December 31, 2020 and December 31, 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and the period from May 10, 2019 (inception) through December 31, 2019, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the Company’s ability to continue as a going concern due to the Company’s obligation to either complete a business combination by July 30, 2021, or cease all operations except for the purpose of winding down and liquidating.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020, and the subsequent period through February 26, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of the letter from Withum is attached as Exhibit 16.1 to this Current Report on Form 8-K

On February 26, 2021, the Board approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 31, 2021. PwC served as the independent registered public accounting firm of ChargePoint prior to the Business Combination.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and through February 26, 2021, neither the Company nor anyone on the Company’s behalf consulted PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.01	Changes in Control of the Registrant

The information set forth above under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Executive Compensation” and “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

ChargePoint Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”)

At the Special Meeting, the stockholders of the Company considered and approved the 2021 Plan. The 2021 Plan was also approved by the Board on February 25, 2021. The 2021 Plan became effective upon the Closing.

A description of the 2021 Plan is included in the Proxy Statement in the section titled “Proposal No. 8—The 2021 Plan Proposal” beginning on page 156 of the Proxy Statement, which is incorporated herein by reference. The foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2021 Plan, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

ChargePoint Holdings 2021 Employee Stock Purchase Plan

On February 25, 2021, the stockholders of the Company considered and approved the ChargePoint Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was also approved by the Board on February 25, 2021. The ESPP became effective immediately upon the Closing.

A description of the ESPP  is included in the Proxy Statement in the section titled “Proposal No. 9—The Employee Stock Purchase Plan Proposal” beginning on page 162 of the Proxy Statement, which is incorporated herein by reference. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP, which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

ChargePoint Holdings, Inc. Incentive Bonus Plan

On February 26, 2021, the Board approved the ChargePoint Holdings, Inc. Incentive Bonus Plan (the “Bonus Plan”) pursuant to which the Company may adopt bonus programs for employees of the Company and its affiliates, including its executive officers. Bonuses may be based on performance criteria established by the plan administrator which may be based on Company or individual performance, on an absolute or relative basis, and may be paid in cash or in the form of equity awards granted under the 2021 Plan or another equity plan maintained by the Company. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2021, the Company amended and restated its amended and restated certificate of incorporation (as so amended and restated, the “Second A&R Charter”) and its amended and restated bylaws (as so amended and restated, the “Second A&R Bylaws”).

Copies of the Second A&R Charter and the Second A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. Upon the filing of the Second A&R Charter, the Company’s Class A Common Stock became Common Stock.

The material terms of each of the Second A&R Charter and the Second A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections titled “Proposals No.  2 - 6—The Charter Proposals” beginning on page 152 of the Proxy Statement, which is incorporated herein by reference.

On February 26, 2021, the Board of Directors determined to change the Company’s fiscal year end from December 31 of each year to January 31 of each year. The determination was made to align the Company’s fiscal year end with that of ChargePoint.

Item 5.06	Change in Shell Company Status

As a result of the Merger, which fulfilled the definition of a business combination as required by Switchback’s Amended & Restated Charter, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the sections titled “The Business Combination” beginning on page 101, of the Proxy Statement, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of ChargePoint as of January 31, 2020 and 2019 and for the years ended January 31, 2020, 2019 and 2018 are included in the Proxy Statement beginning on page F-62, which is incorporated herein by reference.

The unaudited condensed consolidated financial statements of ChargePoint as of and for the nine months ended October 31, 2020 are included in the Proxy Statement beginning on page F-37, which is incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Switchback Energy Acquisition Corporation as of and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

2.1+	Business Combination Agreement and Plan of Merger, dated September 23, 2020, by and among the Company, Lightning Merger Sub Inc. and ChargePoint, Inc. (incorporated by reference to Exhibit 2.1 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on September 24, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated Bylaws of ChargePoint Holdings, Inc., effective as of February 26, 2021.

4.1	Form of Warrant to Purchase Shares of Common Stock of ChargePoint, Inc. (incorporated by reference to Exhibit 4.2 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

4.2	Form of Warrant to Purchase Shares of Series B Preferred Stock of ChargePoint, Inc. (incorporated by reference to Exhibit 4.3 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

4.3	Form of 2010 Warrant to Purchase Shares of Series B Preferred Stock and Series D Preferred Stock of ChargePoint, Inc. (incorporated by reference to Exhibit 4.4 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

4.4	Form of 2011 Warrant to Purchase Shares of Series D Preferred Stock of ChargePoint, Inc. (incorporated by reference to Exhibit 4.5 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

4.5	Form of Warrant to Purchase Shares of Series D Preferred Stock of ChargePoint, Inc. Issued to Silicon Valley Bank (incorporated by reference to Exhibit 4.6 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

4.6	Form of Warrant to Purchase Shares of Series D Preferred Stock of ChargePoint, Inc. Issued to Silicon Valley Bank, Dated December 13, 2012 (incorporated by reference to Exhibit 4.7 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

4.7	Form of Warrant to Purchase Shares of Series E Preferred Stock of ChargePoint, Inc. Issued to Ares Capital Corporation, Dated December 24, 2014 (incorporated by reference to Exhibit 4.8 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

Exhibit No.	Description

4.8	Warrant Agreement, by and between Switchback Energy Acquisition Corporation and Continental Stock Transfer & Trust Company, dated July 25, 2019 (incorporated by reference to Exhibit 4.4 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on July 30, 2019).

10.1	Letter Agreement (incorporated by reference to Exhibit 10.1 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on July 30, 2019).

10.2	Founders Stock Letter, Dated September 23, 2020, by and between Switchback and the Founder Stockholders (incorporated by reference to Exhibit 10.2 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on September 24, 2020).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on September 24, 2020).

10.4#	Offer Letter between ChargePoint and Pasquale Romano, dated January 28, 2011 (incorporated by reference to Exhibit 10.4 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

10.5#	Amendment to Employment Letter between ChargePoint and Pasquale Romano, dated December 21, 2012 (incorporated by reference to Exhibit 10.15 to Switchback Energy Acquisition Corporation’s Current Report on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

10.6	Private Placement Warrants Purchase Agreement (incorporated by reference to Exhibit 10.5 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on July 30, 2019).

10.7#	ChargePoint Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex C to Switchback Energy Acquisition Corporation’s proxy statement/prospectus/consent solicitation statement filed pursuant to Form 424(b)(3) (File No. 333-249549), filed with the SEC on January 8, 2021).

10.8#	ChargePoint Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex D to Switchback Energy Acquisition Corporation’s proxy statement/prospectus/consent solicitation statement filed pursuant to Form 424(b)(3) (File No. 333-249549), filed with the SEC on January 8, 2021).

10.9	Form of Indemnification Agreement.

10.10#	ChargePoint Holdings Incentive Bonus Plan.

10.11#	ChargePoint Holdings, Inc. Compensation Program for Non-Employee Directors.

10.12	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.1 to Switchback Energy Acquisition Corporation’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on September 24, 2020).

10.13	Amended and Restated Registration Rights Agreement, dated February 26, 2021, by and among the Company, and certain stockholders and equityholders of the Company.

10.14#+	Employment Agreement between ChargePoint Europe Holdings B.V. and Christopher Burghardt, dated November 6, 2017.

10.15#+	Offer Letter between ChargePoint and Michael Hughes, dated May 21, 2018.

10.16#	ChargePoint, Inc. 2017 Stock Plan, as amended (incorporated by reference to Exhibit 10.18 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

10.17#	Coulomb Technologies, Inc. 2007 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.19 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

16.1	Letter from WithumSmith+Brown, PC to the U.S. Securities and Exchange Commission dated February 26, 2021.

99.1	Unaudited pro forma condensed consolidated combined financial information of the Company as of and for the year ended December 31, 2020.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex Jackson
Name: Rex Jackson
Title: Chief Financial Officer

Date: March 1, 2021